                    ALLIANCE BOND FUND, INC.

                      ARTICLES OF AMENDMENT


         ALLIANCE BOND FUND, INC., a Maryland corporation

having its principal office in the City of Baltimore (the

"Corporation"), certifies that:

         FIRST:    The Articles Supplementary of the

Corporation filed with the Maryland State Department of

Assessments and Taxation on August 28, 1991 are hereby

amended by striking out Paragraph (5)(a) of Article SECOND

and inserting in lieu thereof the following:

              (5)(a) Each share of the U.S. Government
         Portfolio Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the U.S. Government Portfolio
         Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the U.S. Government Portfolio Class
         A Common Stock on the Conversion Date. The term "Conversion Date" when used herein shall mean either (i) the date that is the first
         Corporation business day in the month
         following the month in which the sixth
         anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be determined by the Board of Directors and set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii).

         SECOND:   The amendment to the aforesaid Articles

Supplementary of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         The President of the Corporation who signed these

Articles of Amendment acknowledges these Articles of

Amendment to be the corporate act of the Corporation and

states that to the best of his knowledge, information and

belief the matters and facts set forth herein with respect

to the authorization and approval hereof are true in all

material respects and that this statement is made under the

penalties of perjury.

         IN WITNESS WHEREOF, ALLIANCE BOND FUND, INC. has

caused these Articles of Amendment to be signed in its name

and on its behalf by its President, and attested by its

Secretary, on the      day of October, 1992.



ATTEST:                      ALLIANCE BOND FUND, INC.

/s/ Edmund P. Bergan, Jr.         /s/ David H. Dievler
________________________     By:  ________________________
  Edmund P. Bergan, Jr.             David H. Dievler
  Secretary                         President

















                             2

00250123.AD4